Exhibit 99.1

UMB Financial Corporation                                                      News Release

1010 Grand Boulevard

Kansas City, MO 64106

816.860.7000

umb.com

//FOR IMMEDIATE RELEASE//

Media Contact: Stephanie Hague: 816.860.5088

Investor Relations Contact: Kay Gregory: 816.860.7106

UMB Financial Corporation Reports Record Earnings of $243.6 Million

for the Full-Year 2019

2019 Financial Highlights (all comparisons to the prior year)

•   Average loan balances increased $1.2 billion, or 10.0 percent; annual gross loan production of $3.6 billion increased 39.1 percent

•   Average deposits grew 13.7 percent to $19.3 billion

•   Noninterest income increased 6.2 percent, and comprised 38.9 percent of revenue

•   Credit quality remained strong, with net charge-offs of just 0.27 percent of average loans, consistent with the company’s historical performance

KANSAS CITY, Mo. (January 28, 2020) – UMB Financial Corporation (Nasdaq: UMBF), a financial services company, announced income from continuing operations for the fourth quarter of 2019 of $66.5 million, or $1.35 per diluted share, compared to $62.4 million, or $1.27 per diluted share, in the third quarter of 2019 (linked quarter) and $25.5 million, or $0.52 per diluted share, in the fourth quarter of 2018. The results for 2018 included increased provision expense related to the charge-off of a single $48.1 million factoring credit. The reported GAAP income from continuing operations represents an increase of 6.6 percent on a linked-quarter basis and an increase of 161.3 percent compared to the fourth quarter of 2018. For the year ended December 31, 2019, income from continuing operations was $243.6 million, or $4.96 per diluted share, which is an increase of 24.1 percent compared to $196.3 million, or $3.94 per diluted share, for the year ended December 31, 2018.

“We capped off another strong year of financial performance, reporting record earnings in 2019. I am particularly pleased with our fourth quarter 2019 results, with income from continuing operations of $66.5 million, an increase of 6.6 percent compared to the third quarter,” said Mariner Kemper, chairman, president and chief executive officer. “Highlights for the quarter include strong balance sheet growth, with average loan balances increasing 2.6 percent compared to the third quarter, and 10.6 percent compared to the fourth quarter 2018. This growth, together with strong fee income, resulted in total revenue increases of 4.0 percent on a linked-quarter basis and 10.1 percent compared to fourth quarter 2018 levels. Expenses were elevated in the fourth quarter, driven largely by incentives tied to business and revenue growth, as well as overall company performance. For the full year 2019, we earned $243.6 million, or $4.96 per diluted share. We saw continued momentum in noninterest income, including a 50.6 percent increase in trading and investment banking income, along with solid performance in corporate trust and many of our other businesses.”

Summary of quarterly financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	Q4	Q3	Q4
	2019	2019	2018
Income from continuing operations	$66,515	$62,382	$25,454
Loss from discontinued operations	—	—	—
Net income	66,515	62,382	25,454

Earnings per share from continuing operations (diluted)	1.35	1.27	0.52
Losses per share from discontinued operations (diluted)	—	—	—
Earnings per share (diluted)	1.35	1.27	0.52

Net operating income from continuing operations	67,038	62,525	27,578
Operating earnings per share from continuing operations (diluted)	1.36	1.27	0.56

GAAP - continuing operations
Return on average assets	1.05%	1.03%	0.46%
Return on average equity	10.15	9.69	4.57
Efficiency ratio	71.59	70.70	71.26

Non-GAAP - continuing operations
Operating return on average assets	1.06%	1.04%	0.50%
Operating return on average equity	10.23	9.72	4.95
Operating efficiency ratio	71.35	70.63	70.19

Summary of year-to-date financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)	December	December
	YTD	YTD
	2019	2018
Income from continuing operations	$243,600	$196,260
Loss from discontinued operations	—	(747)
Net income	243,600	195,513

Earnings per share from continuing operations (diluted)	4.96	3.94
Losses per share from discontinued operations (diluted)	—	(0.01)
Earnings per share (diluted)	4.96	3.93

Net operating income from continuing operations	245,016	200,743
Operating earnings per share from continuing operations (diluted)	4.99	4.03

GAAP - continuing operations
Return on average assets	1.02%	0.93%
Return on average equity	9.94	8.94
Efficiency ratio	70.66	70.39

Non-GAAP - continuing operations
Operating return on average assets	1.03%	0.96%
Operating return on average equity	9.99	9.15
Operating efficiency ratio	70.49	69.82

Discussion of results from continuing operations

Summary of revenue	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q4	CQ vs.	CQ vs.
	2019	2019	2018	LQ	PY
Net interest income	$172,363	$168,260	$161,808	$4,103	$10,555
Noninterest income:
Trust and securities processing	46,835	45,218	41,891	1,617	4,944
Trading and investment banking	6,720	5,712	3,119	1,008	3,601
Service charges on deposit accounts	20,100	20,620	20,733	(520)	(633)
Insurance fees and commissions	511	320	312	191	199
Brokerage fees	8,839	8,102	6,761	737	2,078
Bankcard fees	16,326	16,895	16,375	(569)	(49)
Gains on sales of securities available for sale, net	755	3,057	—	(2,302)	755
Other	10,269	3,711	5,808	6,558	4,461
Total noninterest income	$110,355	$103,635	$94,999	$6,720	$15,356
Total revenue	$282,718	$271,895	$256,807	$10,823	$25,911
Net interest margin	3.02%	3.09%	3.24%
Total noninterest income as a % of total revenue	39.03	38.12	36.99

Net interest income

•

Net interest income totaled $172.4 million, an increase of $4.1 million, or 2.4 percent, from linked quarter levels, driven by a $341.0 million, or 2.6 percent, increase in average loans, and a 4.8 percent increase in average earning assets. These benefits were offset by the impact of recent reductions in short-term interest rates on net interest margin.

•

Net interest margin for the fourth quarter was 3.02 percent, down seven basis points from the linked quarter, in large part due to lower short-term interest rates as well as an unfavorable shift in the mix of earning assets. Earning asset yields declined 23 basis points from the linked quarter, driven by declining yields in the loan portfolio due to recent reductions in short-term interest rates and the impact of excess liquidity. The cost of interest-bearing liabilities decreased 24 basis points to 1.10 percent, driven by a 22-basis-point decline in cost of interest-bearing deposits and lower borrowing costs.

•

On a year-over-year basis, the increase in net interest income was driven by a $1.3 billion, or 10.6 percent, increase in average loans, and a $1.2 billion, or 16.7 percent, increase in average investment securities. These benefits were coupled with higher average securities yields, which increased 13 basis points compared to 2018.

•	For the fourth quarter of 2019, earning assets averaged $23.5 billion, an increase of 14.7 percent compared to the fourth quarter of 2018.

Noninterest income

•	Fourth quarter 2019 noninterest income increased $6.7 million, or 6.5 percent, on a linked-quarter basis, largely due to:
o

Increases of $3.0 million in company-owned life insurance income, $2.5 million in equity earnings on alternative investments, and $1.4 million in derivative income, all recorded in other income. The increase in company-owned life insurance income is offset by a proportionate increase in deferred compensation expense noted below.

o	An increase of $1.0 million in trading and investment banking income due to increased trading volume.
o	An increase of $0.9 million and $0.8 million in fund servicing revenue and corporate trust income, both recorded in trust and securities processing.

o	These increases were partially offset by a decrease of $2.3 million in gains on sales of available-for-sale securities.
•	Compared to the prior year, noninterest income in the fourth quarter of 2019 increased $15.4 million, or 16.2 percent, primarily driven by:
o

Increases of $6.8 million in company-owned life insurance and $1.8 million in derivative income, both recorded in other income. The increase in company-owned life insurance income is offset by a proportionate increase in deferred compensation expense noted below.

o	An increase of $3.6 million in trading and investment banking income due to increased trading volume.
o	An increase of $2.7 million in fund servicing income and an increase of $2.2 million in corporate trust income, both recorded in trust and securities processing.
o	An increase of $2.1 million in brokerage fees, primarily driven by higher money market and 12b-1 income.
o	These increases were partially offset by a decrease of $2.4 million in gains on sales of assets and $0.9 million on loss recoveries, both recorded in other income in the prior year.

Noninterest expense

Summary of noninterest expense	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q4	CQ vs.	CQ vs.
	2019	2019	2018	LQ	PY
Salaries and employee benefits	$120,806	$110,153	$103,992	$10,653	$16,814
Occupancy, net	12,249	12,240	11,845	9	404
Equipment	20,803	19,775	18,983	1,028	1,820
Supplies and services	6,280	4,261	3,669	2,019	2,611
Marketing and business development	8,385	5,655	6,483	2,730	1,902
Processing fees	13,351	13,619	11,948	(268)	1,403
Legal and consulting	10,001	8,374	11,085	1,627	(1,084)
Bankcard	4,061	4,643	4,316	(582)	(255)
Amortization of other intangible assets	1,593	1,335	1,332	258	261
Regulatory fees	2,940	2,749	2,681	191	259
Other	2,981	8,593	7,987	(5,612)	(5,006)
Total noninterest expense	$203,450	$191,397	$184,321	$12,053	$19,129

•

GAAP noninterest expense for the fourth quarter of 2019 was $203.5 million, an increase of $12.1 million, or 6.3 percent, from the linked quarter and an increase of $19.1 million, or 10.4 percent, from the fourth quarter of 2018.

•	The linked quarter increase in noninterest expense was driven by:
o

An increase of $10.7 million in salaries and employee benefits, largely driven by a $6.8 million increase in bonus and commission expense tied to higher business volumes and revenue growth, as well as overall company performance, a $1.6 million increase in salary and wage expense, and a $2.5 million increase in deferred compensation expense, which is offset by the increase in company-owned life insurance income noted above.

o

A $2.7 million increase in marketing and business development expense, primarily driven by an increase of $2.3 million in advertising and business development due to the timing of multiple product initiatives and an increase of $0.5 million in travel and entertainment expense.

o

An increase of $2.0 million in supplies and services expense primarily due to expenses related to credit card campaign mailings and an increase of $1.4 million in consulting expense due to the timing of multiple technology initiatives.

o

These increases were partially offset by a decrease of $5.6 million in other expense, primarily driven by a decrease of $5.1 million in derivative valuation expense and $0.7 million in property and real estate taxes.

•	The year-over-year increase in noninterest expense was driven by:
o

A $16.8 million increase in salaries and employee benefits, primarily due to increases of $9.2 million in employee benefits expense, $4.5 million in bonus and commission expense, and $3.2 million in salary and wages expense. The increase in employee benefits expense was primarily driven by an increase of $7.5 million in deferred compensation expense, which is offset by the increase in company-owned life insurance income noted above.

o	An increase of $1.6 million in postage due to credit card campaign mailings and $0.8 million in purchases of computers, both recorded in supplies and services expense.
o	An increase of $1.9 million in marketing and business development due to timing of multiple product initiatives.
o

Increases of $1.8 million in equipment expense and $1.4 million in processing fees expense due to investments in digital channel and integrated platform solutions to support business growth and the ongoing modernization of the company’s core systems.

o	These increases were offset by decreases of $4.6 million in derivative valuation expense and $1.1 million in contributions expense, both recorded in other noninterest expense.

Full year 2019 financial discussion

•

The 9.9 percent year-over-year increase in net interest income was driven by benefits from higher short-term interest rates, favorable reinvestment yields on cash flows from the investment securities portfolio and increased loan balances. In 2019, average loan balances increased $1.2 billion and average securities increased $957.5 million, with average loan yields increasing 18 basis points and average securities yields increasing 23 basis points. Average interest-bearing liabilities increased $2.1 billion, while the cost of interest-bearing liabilities increased 34 basis points.

•	Full-year noninterest income increased $25.1 million, or 6.2 percent, due to:
o

Increases of $8.7 million in company-owned life insurance and $3.3 million in derivative income, both recorded in other noninterest income. The increase in company-owned life insurance income is offset by a proportionate increase in deferred compensation expense noted below.

o	A $7.9 million increase in trading and investment banking due to increased trading volume.
o	An increase of $6.9 million in corporate trust income, recorded in trust and securities processing.
o	A $5.5 million increase in brokerage fees, primarily driven by higher money market and 12b-1 income.
o

These increases were partially offset by a decrease of $2.5 million in equity earnings on alternative investments, recorded in other income, and decreases of $1.4 million in fund servicing revenue and $0.7 million in trust services income, both recorded in trust and securities processing.

•	Full-year noninterest expense increased $61.1 million, or 8.5 percent, primarily due to:

o

A $42.4 million increase in salary and employee benefit expense driven in part by increased employee headcount, and increased bonus and sales commission expense tied to business volumes and revenue growth, and overall company performance.

o

A $5.2 million increase in processing fees expense and a $3.9 million increase in equipment expense due to investments in digital channel and integrated platform solutions to support business growth and the ongoing modernization of the company’s core systems.

o	An increase of $3.9 million in operational losses during the current year, recorded in other noninterest expense.
o	An increase of $1.6 million in postage due to credit card campaign mailings and $0.7 million in purchases of computers, both recorded in supplies and services expense.
o	Additional increases of $2.5 million in occupancy expense and $1.9 million in marketing and business development expense.

Income taxes

•

The company’s effective tax rate was 14.8 percent for the year ended December 31, 2019, compared to 12.2 percent for the same period in 2018. The effective tax rate for 2018 reflected a net discrete tax benefit of $5.1 million, primarily related to the re-measurement of the company’s estimates for the impacts of the Tax Cuts & Jobs Act.

Balance sheet

•	Average total assets for the fourth quarter of 2019 were $25.1 billion compared to $23.9 billion for the linked quarter and $21.9 billion for the same period in 2018.
Summary of average loans and leases - QTD Average			UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q4	CQ vs.	CQ vs.
	2019	2019	2018	LQ	PY
Commercial	$5,595,358	$5,443,718	$4,977,907	$151,640	$617,451
Asset-based loans	350,905	372,938	381,477	(22,033)	(30,572)
Factoring loans	188,927	221,862	300,265	(32,935)	(111,338)
Commercial credit card	195,970	204,905	178,772	(8,935)	17,198
Real estate - construction	894,756	819,926	826,310	74,830	68,446
Real estate - commercial	4,254,780	4,164,477	3,663,610	90,303	591,170
Real estate - residential	890,324	805,994	697,927	84,330	192,397
Real estate - HELOC	480,843	498,460	555,161	(17,617)	(74,318)
Consumer credit card	242,503	220,363	248,309	22,140	(5,806)
Consumer other	135,525	136,117	132,812	(592)	2,713
Leases	1,993	2,118	5,386	(125)	(3,393)
Total loans	$13,231,884	$12,890,878	$11,967,936	$341,006	$1,263,948

•	Average loans for the fourth quarter of 2019 increased 2.6 percent on a linked-quarter basis and 10.6 percent compared to the fourth quarter of 2018.

Summary of average securities - QTD Average	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q4	CQ vs.	CQ vs.
	2019	2019	2018	LQ	PY
Securities available for sale:
U.S. Treasury	$220,830	$250,552	$105,509	$(29,722)	$115,321
U.S. Agencies	93,258	93,440	198	(182)	93,060
Mortgage-backed	3,967,051	3,987,463	3,703,212	(20,412)	263,839
State and political subdivisions	2,968,305	2,795,210	2,353,816	173,095	614,489
Corporates	184,503	155,656	—	28,847	184,503
Total securities available for sale	$7,433,947	$7,282,321	$6,162,735	$151,626	$1,271,212
Securities held to maturity:
State and political subdivisions	$1,117,268	$1,105,397	$1,180,061	$11,871	$(62,793)
Trading securities	56,653	44,571	61,629	12,082	(4,976)
Other securities	96,994	90,008	66,760	6,986	30,234
Total securities	$8,704,862	$8,522,297	$7,471,185	$182,565	$1,233,677
•	Average securities available for sale increased 2.1 percent on a linked-quarter basis and increased 20.6 percent compared to the fourth quarter of 2018.
Summary of average deposits - QTD Average		UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q4	CQ vs.	CQ vs.
	2019	2019	2018	LQ	PY
Deposits:
Noninterest-bearing demand	$6,398,309	$6,082,498	$6,052,011	$315,811	$346,298
Interest-bearing demand and savings	12,959,948	12,214,570	11,057,273	745,378	1,902,675
Time deposits	1,028,293	1,011,862	1,060,838	16,431	(32,545)
Total deposits	$20,386,550	$19,308,930	$18,170,122	$1,077,620	$2,216,428
Noninterest bearing deposits as % of total	31.38%	31.50%	33.31%

•	Average deposits increased 5.6 percent on a linked-quarter basis and 12.2 percent compared to the fourth quarter of 2018.

Capital

Capital information	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	December 31, 2019	September 30, 2019	December 31, 2018
Total equity	$2,606,440	$2,563,866	$2,228,470
Book value per common share	53.09	52.23	45.37

Regulatory capital:
Common equity Tier 1 capital	$2,330,533	$2,284,417	$2,142,469
Tier 1 capital	2,330,533	2,284,417	2,142,469
Total capital	2,505,397	2,464,698	2,318,145

Regulatory capital ratios:
Common equity Tier 1 capital ratio	12.33%	12.53%	12.89%
Tier 1 risk-based capital ratio	12.33	12.53	12.89
Total risk-based capital ratio	13.26	13.51	13.95
Tier 1 leverage ratio	9.37	9.62	9.87

•	At December 31, 2019, the regulatory capital ratios presented in the foregoing table exceeded all “well-capitalized” regulatory thresholds.

Asset Quality

Credit quality	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q4	Q3	Q2	Q1	Q4
	2019	2019	2019	2019	2018
Net charge-offs - Commercial loans	$6,075	$568	$11,790	$10,537	$44,010
Net (recoveries) charge-offs - Real estate loans	(166)	161	(714)	41	28
Net charge-offs - Consumer credit card loans	1,616	1,377	1,336	1,676	1,606
Net charge-offs - Consumer other loans	93	80	157	70	23
Net charge-offs - Total loans	7,618	2,186	12,569	12,324	45,667
Net loan charge-offs as a % of total average loans	0.23%	0.07%	0.40%	0.41%	1.51%
Loans over 90 days past due	$2,069	$2,466	$1,825	$1,874	$6,009
Loans over 90 days past due as a % of total loans	0.02%	0.02%	0.01%	0.01%	0.05%
Nonaccrual and restructured loans	$56,347	$71,838	$53,395	$63,270	$43,018
Nonaccrual and restructured loans as a % of total loans	0.42%	0.55%	0.41%	0.50%	0.35%
Provision for loan losses	$2,000	$7,500	$11,000	$12,350	$48,000

•

Provision for loan losses totaled $2.0 million, a decrease of $5.5 million from the linked quarter, and $46.0 million from the fourth quarter of 2018. The provision expense for 2018 included increased provision expense related to the charge-off of a single $48.1 million factoring credit.

•	Net charge-offs totaled $7.6 million, or 0.23 percent, of average loans, compared to $2.2 million, or 0.07 percent, of average loans in the linked quarter.

Dividend Declaration

At the company’s quarterly board meeting, the Board of Directors declared a $0.31 per share quarterly cash dividend, payable on April 1, 2020, to shareholders of record at the close of business on March 10, 2020.

Conference Call

The company plans to host a conference call to discuss its fourth quarter and full year 2019 earnings results on Wednesday, January 29, 2020, at 8:30 a.m. (CT).

Interested parties may access the call by dialing (toll-free) 877-267-8760 or (international) 412-542-4148 and requesting to join the UMB Financial call. The live call may also be accessed by visiting investorrelations.umb.com or by using the following link:

UMB Financial 4Q 2019 Conference Call

A replay of the conference call may be heard through February 12, 2020 by calling (toll-free)

877-344-7529 or (international) 412-317-0088. The replay access code required for playback is 10137932. The call replay may also be accessed at investorrelations.umb.com.

Non-GAAP Financial Information

In this release, we provide information about net operating income from continuing operations (net operating income), operating earnings per share from continuing operations - diluted (operating EPS), operating return on average equity (operating ROE), operating return on average assets (operating ROA), operating noninterest expense, and operating efficiency ratio, all of which are non-GAAP financial measures. This information supplements the results that are reported according to generally accepted accounting principles in the United States (GAAP) and should not be viewed in isolation from, or as a substitute for, GAAP results. The differences between the non-GAAP financial measures – net operating income, operating EPS, operating ROE, operating ROA, operating noninterest expense, and operating efficiency ratio – and the nearest comparable GAAP financial measures are reconciled later in this release. The company believes that these non-GAAP financial measures and the reconciliations may be useful to investors because they adjust for acquisition-, divestiture-, and severance-related items that management does not believe reflect the company’s fundamental operating performance.

Net operating income for the relevant period is defined as GAAP net income, adjusted to reflect the impact of excluding expenses related to acquisitions and divestitures, severance expense, and the cumulative tax impact of these adjustments.

Operating EPS (diluted) is calculated as earnings per share as reported, adjusted to reflect, on a per share basis, the impact of excluding the non-GAAP adjustments described above for the relevant period. Operating ROE is calculated as net operating income from continuing operations, divided by the company’s average total shareholders’ equity for the relevant period. Operating ROA is calculated as net operating income from continuing operations, divided by the company’s average assets for the relevant period. Operating noninterest expense for the relevant period is defined as GAAP noninterest expense, adjusted to reflect the pre-tax impact of non-GAAP adjustments described above. Operating efficiency ratio is calculated as the company’s operating noninterest expense, net of amortization of other intangibles, divided by the company’s total non-GAAP revenue (calculated as net interest income plus noninterest income, less gains on sales of securities available for sale, net).

Forward-Looking Statements:

This press release contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2018, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (SEC). Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except to the extent required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a financial services company headquartered in Kansas City, Mo. UMB offers personal banking, commercial banking, healthcare services and institutional banking, which includes services to mutual funds and alternative-investment entities and registered investment advisors. UMB operates banking and wealth management centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska, Arizona and Texas. For more information, visit UMB.com, UMB Blog or follow us on Twitter at @UMBBank, UMB Facebook and UMB LinkedIn.

Consolidated Balance Sheets	UMB Financial Corporation
(dollars in thousands)
	December 31,
	2019	2018
	(unaudited)	(audited)
ASSETS
Loans	$13,431,722	$12,178,150
Allowance for loan losses	(101,788)	(103,635)
Net loans	13,329,934	12,074,515
Loans held for sale	7,803	3,192
Securities:
Available for sale	7,447,362	6,542,800
Held to maturity	1,116,102	1,170,646
Trading securities	45,618	61,011
Other securities	108,420	73,692
Total securities	8,717,502	7,848,149
Federal funds sold and resell agreements	1,578,345	627,001
Interest-bearing due from banks	1,225,491	1,047,830
Cash and due from banks	472,958	645,123
Premises and equipment, net	300,334	283,879
Accrued income	124,508	110,168
Goodwill	180,867	180,867
Other intangibles, net	27,597	15,003
Other assets	596,016	515,392
Total assets	$26,561,355	$23,351,119

LIABILITIES
Deposits:
Noninterest-bearing demand	$6,944,465	$6,680,070
Interest-bearing demand and savings	13,432,415	11,454,442
Time deposits under $250,000	611,587	593,904
Time deposits of $250,000 or more	614,777	552,844
Total deposits	21,603,244	19,281,260
Federal funds purchased and repurchase agreements	1,896,508	1,518,920
Long-term debt	97,490	82,671
Accrued expenses and taxes	232,200	177,731
Other liabilities	125,473	62,067
Total liabilities	23,954,915	21,122,649

SHAREHOLDERS' EQUITY
Common stock	55,057	55,057
Capital surplus	1,073,764	1,054,601
Retained earnings	1,672,438	1,488,421
Accumulated other comprehensive income (loss), net	83,180	(95,782)
Treasury stock	(277,999)	(273,827)
Total shareholders' equity	2,606,440	2,228,470
Total liabilities and shareholders' equity	$26,561,355	$23,351,119

Consolidated Statements of Income	UMB Financial Corporation
(dollars in thousands except share and per share data)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)	(audited)
INTEREST INCOME
Loans	$156,503	$154,120	$637,845	$559,351
Securities:
Taxable interest	26,996	22,767	106,053	83,333
Tax-exempt interest	24,177	19,137	90,064	74,411
Total securities income	51,173	41,904	196,117	157,744
Federal funds and resell agreements	4,875	2,353	13,843	4,808
Interest-bearing due from banks	2,765	3,761	12,882	7,910
Trading securities	504	581	2,205	2,148
Total interest income	215,820	202,719	862,892	731,961
INTEREST EXPENSE
Deposits	35,698	34,140	154,192	92,101
Federal funds and repurchase agreements	6,629	5,815	32,553	24,737
Other	1,130	956	5,242	4,677
Total interest expense	43,457	40,911	191,987	121,515
Net interest income	172,363	161,808	670,905	610,446
Provision for loan losses	2,000	48,000	32,850	70,750
Net interest income after provision for loan losses	170,363	113,808	638,055	539,696
NONINTEREST INCOME
Trust and securities processing	46,835	41,891	176,913	172,163
Trading and investment banking	6,720	3,119	23,466	15,584
Service charges on deposit accounts	20,100	20,733	82,748	84,287
Insurance fees and commissions	511	312	1,634	1,292
Brokerage fees	8,839	6,761	31,261	25,807
Bankcard fees	16,326	16,375	66,727	68,520
Gains on sales of securities available for sale, net	755	—	3,218	578
Other	10,269	5,808	40,803	33,467
Total noninterest income	110,355	94,999	426,770	401,698
NONINTEREST EXPENSE
Salaries and employee benefits	120,806	103,992	461,445	419,091
Occupancy, net	12,249	11,845	47,771	45,239
Equipment	20,803	18,983	79,086	75,184
Supplies and services	6,280	3,669	18,699	16,103
Marketing and business development	8,385	6,483	26,257	24,372
Processing fees	13,351	11,948	52,198	46,977
Legal and consulting	10,001	11,085	31,504	29,859
Bankcard	4,061	4,316	17,750	17,514
Amortization of other intangible assets	1,593	1,332	5,506	5,764
Regulatory fees	2,940	2,681	11,489	12,695
Other	2,981	7,987	27,155	25,002
Total noninterest expense	203,450	184,321	778,860	717,800
Income before income taxes	77,268	24,486	285,965	223,594
Income tax expense (benefit)	10,753	(968)	42,365	27,334
Income from continuing operations	66,515	25,454	243,600	196,260
Discontinued Operations
Loss from discontinued operations before income taxes	—	—	—	(917)
Income tax benefit	—	—	—	(170)
Loss from discontinued operations	—	—	—	(747)
NET INCOME	$66,515	$25,454	$243,600	$195,513

PER SHARE DATA
Basic:
Income from continuing operations	$1.36	$0.52	$4.99	$3.98
Loss from discontinued operations	—	—	—	(0.01)
Net income – basic	1.36	0.52	4.99	3.97
Diluted:
Income from continuing operations	1.35	0.52	4.96	3.94
Loss from discontinued operations	—	—	—	(0.01)
Net income – diluted	1.35	0.52	4.96	3.93
Dividends	0.31	0.30	1.21	1.17
Weighted average shares outstanding – basic	48,828,509	48,898,286	48,779,263	49,334,937
Weighted average shares outstanding – diluted	49,187,291	49,230,321	49,089,877	49,770,737

Consolidated Statements of Comprehensive Income	UMB Financial Corporation
(dollars in thousands)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)	(audited)
Net income	$66,515	$25,454	$243,600	$195,513
Other comprehensive (loss) income, before tax:
Unrealized gains and losses on debt securities:
Change in unrealized holding gains and losses, net	(14,209)	81,742	253,891	(51,271)
Less: Reclassification adjustment for gains included in net income	(755)	—	(3,218)	(578)
Change in unrealized gains and losses on debt securities	(14,964)	81,742	250,673	(51,849)
Unrealized gains and losses on derivative hedges:
Change in unrealized gains and losses on derivative hedges, net	(2,700)	(2,368)	(15,318)	1,906
Less: Reclassification adjustment for losses included in net income	728	—	1,023	—
Change in unrealized gains and losses on derivative hedges	(1,972)	(2,368)	(14,295)	1,906
Other comprehensive (loss) income, before tax	(16,936)	79,374	236,378	(49,943)
Income tax benefit (expense)	4,095	(19,515)	(57,416)	12,735
Other comprehensive (loss) income before reclassifications	(12,841)	59,859	178,962	(37,208)
Amounts reclassified from accumulated other comprehensive income	—	—	—	(13,049)
Net current-period other comprehensive (loss) income	(12,841)	59,859	178,962	(50,257)
Comprehensive income	$53,674	$85,313	$422,562	$145,256

Consolidated Statements of Shareholders' Equity		UMB Financial Corporation
(dollars in thousands except per share data)
(audited)	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive (Loss) Income	Treasury Stock	Total
Balance - January 1, 2018	$55,057	$1,046,095	$1,338,110	$(45,525)	$(212,206)	$2,181,531
Total comprehensive income (loss)	—	—	195,513	(50,257)	—	145,256
Reclassification of certain tax effects	—	—	12,917	—	—	12,917
Dividends ($1.17 per share)	—	—	(58,264)	—	—	(58,264)
Purchase of treasury stock	—	(2,807)	—	—	(73,700)	(76,507)
Issuances of equity awards, net of forfeitures	—	(2,004)	—	—	2,499	495
Recognition of equity-based compensation	—	10,579	—	—	—	10,579
Sale of treasury stock	—	524	—	—	538	1,062
Exercise of stock options	—	2,214	—	—	9,042	11,256
Cumulative effect adjustments	—	—	145	—	—	145
Balance - December 31, 2018	$55,057	$1,054,601	$1,488,421	$(95,782)	$(273,827)	$2,228,470

(unaudited)
Balance - January 1, 2019	$55,057	$1,054,601	$1,488,421	$(95,782)	$(273,827)	$2,228,470
Total comprehensive income	—	—	243,600	178,962	—	422,562
Dividends ($1.21 per share)	—	—	(59,583)	—	—	(59,583)
Purchase of treasury stock	—	—	—	—	(4,496)	(4,496)
Forfeitures of equity awards, net of issuances	—	3,820	—	—	(3,204)	616
Recognition of equity-based compensation	—	14,234	—	—	—	14,234
Sale of treasury stock	—	344	—	—	487	831
Exercise of stock options	—	765	—	—	3,041	3,806
Balance - December 31, 2019	$55,057	$1,073,764	$1,672,438	$83,180	$(277,999)	$2,606,440

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Three Months Ended December 31,
	2019		2018
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$13,231,884	4.69%	$11,967,936	5.11%
Securities:
Taxable	4,654,669	2.30	3,943,891	2.29
Tax-exempt	3,993,540	3.04	3,465,665	2.77
Total securities	8,648,209	2.64	7,409,556	2.51
Federal funds and resell agreements	893,954	2.16	344,502	2.71
Interest bearing due from banks	633,328	1.73	672,916	2.22
Trading securities	56,653	4.09	61,629	4.44
Total earning assets	23,464,028	3.76	20,456,539	4.03
Allowance for loan losses	(109,967)		(101,221)
Other assets	1,716,962		1,523,434
Total assets	$25,071,023		$21,878,752

Liabilities and Shareholders' Equity
Interest-bearing deposits	$13,988,241	1.01%	$12,118,111	1.12%
Federal funds and repurchase agreements	1,661,285	1.58	1,206,152	1.91
Borrowed funds	91,302	4.91	80,442	4.71
Total interest-bearing liabilities	15,740,828	1.10	13,404,705	1.21
Noninterest-bearing demand deposits	6,398,309		6,052,011
Other liabilities	332,771		213,107
Shareholders' equity	2,599,115		2,208,929
Total liabilities and shareholders' equity	$25,071,023		$21,878,752
Net interest spread		2.66%		2.82%
Net interest margin		3.02		3.24

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Year Ended December 31,
	2019		2018
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$12,764,623	5.00%	$11,606,544	4.82%
Securities:
Taxable	4,524,955	2.34	3,858,829	2.16
Tax-exempt	3,796,983	3.00	3,505,602	2.68
Total securities	8,321,938	2.64	7,364,431	2.41
Federal funds and resell agreements	535,393	2.59	178,801	2.69
Interest bearing due from banks	584,756	2.20	419,768	1.88
Trading securities	52,306	4.79	49,345	4.97
Total earning assets	22,259,016	3.98	19,618,889	3.83
Allowance for loan losses	(107,422)		(100,948)
Other assets	1,633,031		1,481,936
Total assets	$23,784,625		$20,999,877

Liabilities and Shareholders' Equity
Interest-bearing deposits	$13,172,181	1.17%	$11,156,002	0.83%
Federal funds and repurchase agreements	1,657,283	1.96	1,559,149	1.59
Borrowed funds	85,920	6.10	79,191	5.91
Total interest-bearing liabilities	14,915,384	1.29	12,794,342	0.95
Noninterest-bearing demand deposits	6,132,187		5,828,545
Other liabilities	285,207		182,202
Shareholders' equity	2,451,847		2,194,788
Total liabilities and shareholders' equity	$23,784,625		$20,999,877
Net interest spread		2.69%		2.88%
Net interest margin		3.12		3.21

Business Segment Information	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended December 31, 2019
	Commercial Banking	Institutional Banking	Personal Banking	Healthcare Services	Total
Net interest income	$105,479	$21,586	$33,150	$12,148	$172,363
Provision for loan losses	558	251	1,191	—	2,000
Noninterest income	19,167	53,562	28,862	8,764	110,355
Noninterest expense	65,567	59,183	66,331	12,369	203,450
Income (loss) before taxes	58,521	15,714	(5,510)	8,543	77,268
Income tax expense (benefit)	8,144	2,187	(767)	1,189	10,753
Income (loss) from continuing operations	$50,377	$13,527	$(4,743)	$7,354	$66,515

	Three Months Ended December 31, 2018
	Commercial Banking	Institutional Banking	Personal Banking	Healthcare Services	Total
Net interest income	$100,423	$19,361	$31,988	$10,036	$161,808
Provision for loan losses	46,662	308	1,030	—	48,000
Noninterest income	14,689	41,569	30,310	8,431	94,999
Noninterest expense	65,037	48,175	59,112	11,997	184,321
Income before taxes	3,413	12,447	2,156	6,470	24,486
Income tax benefit	(135)	(492)	(85)	(256)	(968)
Income from continuing operations	$3,548	$12,939	$2,241	$6,726	$25,454

	Year Ended December 31, 2019
	Commercial Banking	Institutional Banking	Personal Banking	Healthcare Services	Total
Net interest income	$412,232	$80,185	$132,082	$46,406	$670,905
Provision for loan losses	26,159	975	5,716	—	32,850
Noninterest income	81,609	195,932	112,717	36,512	426,770
Noninterest expense	267,345	219,490	243,092	48,933	778,860
Income (loss) before taxes	200,337	55,652	(4,009)	33,985	285,965
Income tax expense (benefit)	29,679	8,245	(594)	5,035	42,365
Income (loss) from continuing operations	$170,658	$47,407	$(3,415)	$28,950	$243,600

	Year Ended December 31, 2018
	Commercial Banking	Institutional Banking	Personal Banking	Healthcare Services	Total
Net interest income	$380,266	$66,585	$125,045	$38,550	$610,446
Provision for loan losses	63,841	1,335	5,574	—	70,750
Noninterest income	74,931	173,591	118,344	34,832	401,698
Noninterest expense	253,740	189,708	225,406	48,946	717,800
Income before taxes	137,616	49,133	12,409	24,436	223,594
Income tax expense	16,824	6,007	1,517	2,986	27,334
Income from continuing operations	$120,792	$43,126	$10,892	$21,450	$196,260

The company has strategically aligned its operations into the following four reportable segments: Commercial Banking, Institutional Banking, Personal Banking, and Healthcare Services. Senior executive officers regularly evaluate business segment financial results produced by the company’s internal reporting system in deciding how to allocate resources and assess performance for individual business segments. The company’s reportable segments include certain corporate overhead, technology and service costs that are allocated based on methodologies that are applied consistently between periods. For comparability purposes, amounts in all periods are based on methodologies in effect at December 31, 2019.

Non-GAAP Financial Measures

Net operating income Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Income from continuing operations (GAAP)	$66,515	$25,454	$243,600	$196,260
Adjustments:
Acquisition and divestiture expense	100	5	268	2
Severance expense	572	2,725	1,552	5,760
Tax-impact of adjustments (i)	(149)	(606)	(404)	(1,279)
Total Non-GAAP adjustments (net of tax)	523	2,124	1,416	4,483
Net operating income from continuing operations (Non-GAAP)	$67,038	$27,578	$245,016	$200,743

Earnings per share from continuing operations - diluted (GAAP)	$1.35	$0.52	$4.96	$3.94
Acquisition and divestiture expense	—	—	—	—
Severance expense	0.01	0.05	0.03	0.12
Tax-impact of adjustments (i)	—	(0.01)	—	(0.03)
Operating earnings per share from continuing operations - diluted (Non-GAAP)	$1.36	$0.56	$4.99	$4.03

GAAP
Return on average assets	1.05%	0.46%	1.02%	0.93%
Return on average equity	10.15	4.57	9.94	8.94

Non-GAAP
Operating return on average assets	1.06%	0.50%	1.03%	0.96%
Operating return on average equity	10.23	4.95	9.99	9.15

(i) Calculated using the company’s marginal tax rate of 22.2 percent.

Operating noninterest expense and operating efficiency ratio Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Noninterest expense	$203,450	$184,321	$778,860	$717,800
Adjustments to arrive at operating noninterest expense (pre-tax):
Acquisition and divestiture expense	100	5	268	2
Severance expense	572	2,725	1,552	5,760
Total Non-GAAP adjustments (pre-tax)	672	2,730	1,820	5,762
Operating noninterest expense (Non-GAAP)	$202,778	$181,591	$777,040	$712,038

Noninterest expense	$203,450	$184,321	$778,860	$717,800
Less: Amortization of other intangibles	1,593	1,332	5,506	5,764
Noninterest expense, net of amortization of other intangibles (Non-GAAP) (numerator A)	$201,857	$182,989	$773,354	$712,036

Operating noninterest expense	$202,778	$181,591	$777,040	$712,038
Less: Amortization of other intangibles	1,593	1,332	5,506	5,764
Operating expense, net of amortization of other intangibles (Non-GAAP) (numerator B)	$201,185	$180,259	$771,534	$706,274

Net interest income	$172,363	$161,808	$670,905	$610,446
Noninterest income	110,355	94,999	426,770	401,698
Less: Gains on sales of securities available for sale, net	755	—	3,218	578
Total Non-GAAP Revenue (denominator A)	$281,963	$256,807	$1,094,457	$1,011,566

Efficiency ratio (numerator A/denominator A)	71.59%	71.26%	70.66%	70.39%
Operating efficiency ratio (Non-GAAP) (numerator B/denominator A)	71.35	70.19	70.49	69.82